Exhibit 23.2

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board
(PCAOB)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of American BriVision (Holding) Corporation of our report dated May 14, 2020 relating to the consolidated financial statements of American BriVision (Holding) Corporation and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ KCCW Accountancy Corp.
Diamond Bar, California
November 23, 2020